SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[X]           Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

DFA Investment Dimensions Group Inc.
Dimensional Investment Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]           No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
____________________________________________________________

2)           Form, Schedule or Registration Statement No.:
____________________________________________________________

3)           Filing Party:
____________________________________________________________

4)           Date Filed:
____________________________________________________________

Dimensional Funds Level I Script
(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).
May I please speak with (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary)

I am calling on behalf of a current investment with Dimensional Funds. I wanted to confirm that you have received the proxy material for the shareholders meeting scheduled for May 8, 2015.
Have you had the opportunity to review the information? (Pause for response)

If “Yes” or positive response:
If you’re not able to attend the meeting, I can record your voting instructions by phone.

If “No” or negative response:
I would be happy to review the meeting agenda and record your vote by phone; however, you do also have the option of voting along with the Board’s Recommendation.

Would you like to vote along with the Board’s recommendation?
(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Dimensional Funds before the meeting takes place, would you like to vote those accounts in the same manner as well? (Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

 For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on this confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

Send me the proxy materials:

E-mail: I would be happy to e-mail you the information. May I please have your e-mail address? (Pause & record e-mail)

Please allow 24 business hours to receive the materials. The e-mail will come from AST Fund Solutions. Thank you for your time and have a good day/evening.

Mail (If shareholder refuses e-mail): We will send the materials to you by mail. Please allow 5 to 7 business days for delivery. Thank you for your time and have a good day/evening.

FOR INTERNAL DISTRIBUTION ONLY
Updated 3-27-15